SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 16, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

 (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Zion Oil & Gas Confirms Active Petroleum System in Megiddo-Jezreel #1 Well In Israel

Additional Testing is Needed to Evaluate Reservoir Potential

DALLAS and CAESAREA, Israel, August 16, 2018 /PRNewswire/ -- Zion Oil & Gas, Inc. (NASDAQ: ZN) announces that it is completing the initial testing program of its primary zones located within the Triassic-age Mohilla Formation of the Megiddo-Jezreel #1 (MJ #1) well.

Zion’s President and Chief Operations Officer, Dustin Guinn, makes the following statement concerning the MJ #1 well:

Zion has a sincere desire to be transparent in the details of our operations with our shareholders, for a number of reasons. Most of our shareholders share a passionate alignment with the vision of Zion that extends beyond financial success. We view our shareholders as partners in this journey, which has been difficult to say the least. As a result, this operations update will be longer and more detailed than most and will be subdivided to try to answer some of the most common questions.

Did We Find Oil?

1.	We encountered oil at a depth of between 16,415 ft and 16,500 ft during drilling operations, when we circulated bottoms up. The oil was separated and tested internally and externally through our mudlogging company’s chromatograph, indicating “Light Oil” based on the chemical composition of the analyzed stream.
2.	Third party petrophysical analysis of our open hole logs continues to suggest that oil is located in this zone as well as other zones of interest.
3.	While testing the zone between 16,415 ft and 16,500 ft, we perforated the casing and performed a small acid stimulation job. Upon circulation of the acid out of the wellbore, minor amounts of oil were observed while taking small samples of the fluid being circulated out of the wellbore.
4.	Following the circulation of the fluid after the stimulation job, we ran back in the hole and began to swab the well to attempt to see if the well would flow. As of the writing of this update, when swabbing, the data confirms the well artificially flows at a rate of approximately 90-110 barrels of fluid per day in the zone between 16,415 and 16,500 ft. We are still swabbing completion fluid as of this writing and the results of the well are inconclusive at this point as to whether the well will establish natural flow and what the volumetric contribution of oil and water will be.
5.	We remain hopeful but do not yet know if there is producible oil in commercial quantities within our deep primary zones, and there are still many questions yet to be answered. However, we can say with reasonable confidence that the formation is tight with low permeability and has few natural fractures. This is not uncommon, and often times requires advanced stimulation techniques to help determine the well’s commercial potential.

Is the MJ #1 a Successful Well?

This is a question that can be answered in a number of ways:

1.	In considering the success rate of wildcat wells, with little to no offset data, in our opinion the MJ #1 could be considered a geologic success as follows:

a.	A very favorable Thermal Gradient has been shown to exist;
b.

The MJ #1 has successfully demonstrated the existence of an active petroleum system. Oil has been encountered which we believe confirms that mature source rocks have expelled hydrocarbons that have migrated into a trap which was drilled by MJ #1; and

c.	There are multiple identifiable targets and objectives that have been observed based on drilling, testing and petrophysical analysis, which we have yet to test.

2.	Is the well commercially successful with the information that we currently have, as of the writing of this update, during the testing of the deepest zones of interest? The answer is no. The drilling and testing on this well was much more costly than we expected, and as of today cannot be considered commercially successful.

What Caused Delayed Testing Results?

Testing of the MJ #1 well has taken longer than anticipated for a number of reasons, some of which we wish to outline:

1.	We made the decision to test this well only during daylight hours. Given that it was a wildcat well, we decided to only operate during daylight hours and emphasize safe operations over time and cost.
2.	We continued to observe Shabbat, which limited testing operations from 7:00 am Sunday morning through 7:00 pm Friday evening.
3.	In our opinion, the most impactful operational delay resulted from what appears to have been ineffective casing guns and charges, sourced locally in Israel and initially used to perforate all the zones. We purchased additional casing guns and charges from the United States at the commencement of testing, which fortunately, allowed us to re-perforate all the zones of interest to achieve injectivity and properly stimulate the well.
4.	The primary zones we have been testing are all located at depths greater than 16,000 feet. Every time we had to run in the hole and out of the hole took, on average, four days.
5.	Every time we wanted to isolate a particular zone to test, we had to install an isolation tool called a packer, which contains rubber elements. Due to the very high well temperature, these packers would only last, on average, approximately five days. When they failed, we had to pull the pipe out of the hole and replace the packer, which added, on average, four days.

What are the Future Plans?

1.	We have gained a tremendous amount of geological knowledge, but there are still a lot of unresolved questions that need further evaluation:

a.	Have we swabbed enough completion fluid and formation fluid from zones 16,415-16,500 ft and 16,080 – 16,215 ft to effectively allow for the formation to naturally flow, and will the encouragement of that natural flow, if established, allow for commercial amounts of oil to flow?
b.	Drilling analysis and petrophysical analysis suggest that there may be more potential oil-bearing zones above the Triassic boundary, which was internally picked at approximately 15,175 ft. Zion chose to focus on the Triassic because of the regional success in Givot Olam’s Meged Field. Subject to raising adequate financial resources, of which no assurance can be provided, we plan to continue with testing of the multiple zones of interest higher in the well.
c.	We know that the primary zones located within the Triassic-aged formations have proven to have low permeability and few natural fractures. If the questions above continue to provide answers that suggest producible oil, advanced stimulation techniques could be used to help create an environment of higher permeability and a fracture regime more conducive to commercial flow rates.

2.	If answers to the foregoing questions above are positive, and we raise the needed financial resources, we plan to acquire additional focused seismic data to help guide potential field development and continue with Zion’s vision to help make Israel energy independent.

Management, along with all of our staff, want to sincerely thank you for your continued support. This mission has been one of the most difficult challenges we have undertaken, and we are not done yet. We also recognize that we are completely shareholder funded and as a result, this is your company. There is so much left to do, and it is an honor to represent our shareholders in this mission.

There will be more updates to come as we know there are many more questions regarding the administration and regulatory issues facing Zion that many of you have.

“But everything exposed by the light becomes visible and everything that is illuminated becomes a light”

Ephesians 5:13

“….The LORD has broken through my enemies before me, like a breakthrough of water”

2 Samuel 5:20

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: August 16, 2018	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Executive Vice-Chairman/President/Chief Operating Officer

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press release dated August 16, 2018

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: August 16, 2018	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Executive Vice-Chairman/President/Chief Operating Officer

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